EXHIBIT 16

April  21,  2004

Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Gentlemen:

We  have  read  Item  4  of Form 8-K dated April 21, 2004 of Internet Business's
International, Inc. and are in agreement with the statements contained in the first three sentences of paragraph 1 and all statements contained in paragraph 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very  Truly  Yours,

By:  /s/  Henry  Schiffer
HENRY  SCHIFFER  CPA


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